Exhibit 99.2

Press Contact:

Michele Landry

Spansion Public Relations

408-749-5331

Investor Contact:

Bob Okunski

Spansion Investor Relations

408-749-2278

SPANSION ANNOUNCES NEW MANAGEMENT STRUCTURE

SUNNYVALE, CALIF. – Feb. 3, 2006 – Spansion Inc. [NASDAQ: SPSN], one of the world’s largest providers of Flash memory solutions, today announced that its board of directors has approved a new management structure designed to improve execution and efficiency as a newly independent public company. This new organization will enable the executive team to focus on fully deploying its leading-edge 90nm MirrorBit™ technology and MirrorBit ORNAND™ products, and accelerate the rate of improvement in cost management.

•	The “Office of the CEO” led by Dr. Bertrand Cambou, president and chief executive officer and Shinji Suzuki, executive vice president and president of Spansion Japan will be strengthened by the addition of James Doran, who has been appointed chief operating officer. Doran previously served as executive vice president of worldwide operations and will expand his corporate responsibilities, leveraging his operational skills.

•	Rich Previte, executive vice president and chief administrative officer, joined Spansion in 2005 to help transition the company from a subsidiary of Advanced

Micro Devices to an independent public company. Now that Spansion has successfully completed that transition he returns to retired life. All administrative functions previously reporting to Previte – legal, HR, finance and strategy – will now report directly to the Office of the CEO to improve the overall efficiency of the enterprise.

•	Robert Melendres has been promoted to executive vice president of corporate development, general counsel and corporate secretary. He reports to the Office of the CEO and previously served as corporate vice president of these functions. Carroll Jacoby, corporate vice president of human resources, will also report to Office of the CEO.

•	Steve Geiser, who is resigning effective today as chief financial officer of Spansion to pursue other opportunities, is being replaced by Eric Branderiz, vice president and corporate controller, on an interim basis. Spansion has commenced a search for a new chief financial officer. Both Geiser and Previte have agreed to make themselves available during the transition.

“I personally would like to thank Steve Geiser and Richard Previte, who have been instrumental in helping Spansion transition from a controlled subsidiary to an independent public company,” said Bertrand Cambou, president and CEO of Spansion.

The responsibilities for the remaining executive officers of the company remain unchanged. These officers include: Tom Eby, executive vice president and chief marketing and sales officer; Amir Mashkoori, executive vice president of the Wireless Solutions Division; and Sylvia Summers, executive vice president of the Embedded Memory Division.

“Now that Spansion is a public company, we must organize ourselves to deliver flawlessly with discipline and improved efficiency,” said Bertrand Cambou, president and CEO of Spansion.

Executive Biographies

For complete biographies, go to http://www.spansion.com/about/leadership.html

About Spansion

Spansion [NASDAQ: SPSN] is a leading Flash memory solutions provider, dedicated to enabling, storing and protecting digital content in the wireless, automotive, networking and consumer electronics markets. Spansion, previously a joint venture of AMD and Fujitsu, is the largest company in the world dedicated exclusively to developing, designing, and manufacturing Flash memory products and systems. For more information, visit www.spansion.com.

Cautionary Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that the forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from the company’s current expectations. Risks that the company considers to be the important factors that could cause actual results to differ materially from those set forth in the forward-looking statements include the possibility that the expected benefits from the new management structure are not realized; that the company is unable to successfully recruit a CFO; that demand for the company’s Flash memory products will be lower than currently expected; that OEMs will increasingly choose NAND-based Flash memory products over NOR- and ORNAND-based Flash memory products for their applications; that customer acceptance of MirrorBit technology will not continue to increase; that there will be a lack of customer acceptance of ORNAND-based Flash memory products; that competitors may introduce new memory technologies that may make the company’s Flash memory products uncompetitive or obsolete; that the company may not achieve its current product and technology introduction or implementation schedules; and that the company will not be able to raise sufficient capital to enable it to establish leading-edge capacity to meet product demand and maintain market share. We urge investors to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the company’s Registration Statement on Form S-1.

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Spansion, the Spansion logo, MirrorBit, ORNAND, and combinations thereof, are trademarks of Spansion LLC. Other names used are for informational purposes only and may be trademarks of their respective owners.